Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated October 25, 2022, and each included in this Post-Effective Amendment No. 25 to the Registration Statement (Form N-1A, File No. 333-221764) of Impact Shares Trust I (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 29, 2022 with respect to the financial statements and financial highlights of Impact Shares Trust I (comprising Impact Shares NAACP Minority Empowerment ETF, Impact Shares Sustainable Development Goals Global Equity ETF, Impact Shares YWCA Women’s Empowerment ETF, and Impact Shares Affordable Housing MBS ETF) included in the Annual Report to Shareholders (Form N-CSR) for the year ended June 30, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Dallas, Texas

October 20, 2022